                                   DR. JACOB TERNER
                                  PERSONAL GUARANTY
                                          OF
                               PAYMENT AND PERFORMANCE


     THIS GUARANTY OF REPAYMENT AND PERFORMANCE (the "Guaranty") is made and entered into and effective this 23rd day of June, 1997 by and between Jacob Y. Terner, M.D. and Santa Ana/Tustin Physicians Group, Inc., a California Professional Corporation ("Company") and Melvin L. Reich, D.O. ("Reich"). Capitalized terms not used herein and not otherwise defined herein shall have the meanings assigned to them in that certain Agreement For the Purchase and Sale of Stock of Santa Ana/Tustin Physicians Group, Inc. ("Stock Purchase Agreement") of even date herewith by and among Purchaser, Company, and Reich.

                                       RECITALS

     A. WHEREAS, pursuant to the terms of the Stock Purchase Agreement, Purchaser is purchasing from Reich, all the issued and outstanding shares of the Company for the aggregate consideration of Five Million Dollars ($5,000,000).

     B. WHEREAS, Section 8.5(j) of the Stock Purchase Agreement provides that in the event Purchaser does not timely make any payment when due, Terner shall personally fund up to One Million Dollars ($1,000,000) of the Purchase Price.

     C. WHEREAS, as additional security for the payment of the Purchase Price and as a condition to the sale of the outstanding shares of the Company, Purchaser is required by the Stock Purchase Agreement to have Terner execute and deliver to Reich this Guaranty.

                                      AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants, conditions, agreements, representations and warranties hereinafter contained and such other good and valuable consideration, the legal sufficiency of which is acknowledged by Terner, the parties hereto agree as follows:

     1. GUARANTY OF REPAYMENT AND PERFORMANCE. Terner hereby acknowledges receipt of good, adequate, legal and valuable consideration including but not limited to the fact that (i) Terner owns directly a cash equity interest in Prospect Medical Holdings which will receive revenue from the Company based upon a management agreement between the Company and Prospect Medical Holdings and
(ii) Terner not having to be the buyer for this acquisition. In the event Purchaser does not timely pay any portion of the Purchase Price when due, as set forth in the Stock Purchase Agreement, upon five (5) days prior written notice from Reich, Terner hereby


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agrees to personally pay up to $1,000,000 of such amount (the "Guarantee
Amount") to Reich, on behalf of Purchaser. Reich agrees and acknowledges that Terner's obligation to pay up to the Guarantee Amount shall not arise until such time as Prospect does not timely make any payment required under the Stock Purchase Agreement. Notwithstanding the foregoing, Terner's obligations hereunder shall only arise if Purchaser has already deposited $1,900,000 into the Escrow Account at the time the Escrow Account is opened and shall not arise until forty two (42) days from the date of execution of the Stock Purchase Agreement unless Purchaser elects to close earlier than forty two (42) days from the execution date of this Stock Purchase Agreement in which event Terner's obligations under this Guaranty shall commence the Closing Date. Terner's liability hereunder shall be in an amount up to the Guarantee Amount plus interest, costs, and fees including reasonable attorney fees incurred in the enforcement of the Guarantee including those that would have accrued under the Stock Purchase Agreement but for the commencement of a case under Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") or any other law governing insolvency, bankruptcy, reorganization, liquidation or like proceeding. Terner's liability under this Guaranty is a guaranty of performance and payment of the Guarantee Amount and not of collectability. In the event of any breach of any of the terms and conditions of the Stock Purchase Agreement by Reich, Terner's performance under this Guaranty shall be suspended until such breach is cured.

     2. CHANGES DO NOT AFFECT LIABILITY. Reich may without notice to Terner and in his absolute discretion and without prejudice to him or in any way limiting Terner's liability under this Guaranty, (a) grant extensions of time, renewals or other indulgences and modifications to Terner or Prospect or any other party under the Stock Purchase Agreement and all documents related thereto or evidencing the transactions set forth in the Stock Purchase Agreement (collectively, the "Stock Purchase Documents"), (b) change, amend or modify the Stock Purchase Documents, (c) discharge or release any party or parties liable under the Stock Purchase Documents, (d) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of Purchaser or any other guarantor or pledgor, (e) credit payments in such a manner and order of priority to principal, interest or other obligations as Reich may determine in his discretion, and (g) otherwise deal with Purchaser or any party related to the transactions set forth in the Stock Purchase Documents. Without limiting the generality of the foregoing, Terner hereby waives the rights and benefits under CC Section 2819 and agrees that by doing so Terner's liability shall continue even if Reich alters any obligations under the Stock Purchase Documents in any respect or Reich's remedies or rights against Purchaser are in any way impaired or suspended without Terner's consent.

     3. WAIVERS OF CERTAIN RIGHTS AND DEFENSES. Except as provided in the next paragraph, Terner hereby waives any and all benefits and defenses under CC
Section 2845, 2849 and 2850, including, without limitation, the right to require Reich to (a) proceed against Purchaser or any other guarantor or pledgor and without proceeding against or exhausting any security or collateral Reich holds. Terner agrees that Reich may unqualifiedly exercise in its sole


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discretion any or all rights and remedies in enforcing this Guaranty, under which Terner's liabilities shall remain independent and unconditional. Terner agrees that Reich's exercise of certain of such rights or remedies may affect or eliminate Terner's right of subrogation or recovery against Purchaser and that Terner may incur a partially or totally nonreimbursable liability under this Guaranty.

     4. ADDITIONAL WAIVERS. Terner hereby waives diligence and all demands, protests, presentments and notices of every kind or nature, including notices of protest, dishonor, nonpayment, acceptance of this Guaranty and the creation, renewal, extension, modification or accrual of any of the obligations Terner has hereby guarantied. No failure or delay on Reich's part in exercising any power, right or privilege hereunder shall impair any such power, right or privilege or be construed as a waiver of or an acquiescence therein. Terner hereby waives any defense to the enforcement of this Guaranty based upon the lack of consideration in whole or in part.

     5. GUARANTY MADE WITH FULL KNOWLEDGE. Terner has had the opportunity to review matters discussed and contemplated by the Stock Purchase Documents, including the remedies Reich may pursue against Purchaser in the event of a default under the Stock Purchase Documents and Purchaser's financial condition and ability to perform under the Stock Purchase Documents. Terner further agrees to keep himself fully informed on all aspects of Purchaser's financial condition and the performance of Purchaser's obligations to Reich and that Reich has no duty to disclose to Terner any information pertaining to Purchaser or any security of collateral.

     6. GUARANTY CONTINUES IF PAYMENTS ARE AVOIDED OR RECOVERED FROM PURCHASER. If all or any portion of the obligations guarantied hereunder are paid or performed, Terner's obligations hereunder shall continue and remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Reich as a preference, fraudulent transfer or otherwise, irrespective of (a) any notice of revocation given by Terner prior to such avoidance or recovery, and (b) payment in full of the Purchase Price.

     7. CHANGES, WAIVER, REVOCATIONS AND AMENDMENTS IN WRITING. No terms or provisions of this Guaranty may be changed, waived, revoked, or amended without Reich's prior written consent. Should any provision of this Guaranty to be determined by a court of competent jurisdiction to be enforceable, all of the other provisions shall remain effective.

     This Guaranty embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parole or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty other than set forth herein.


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     8.   LIMITATION OF LIABILITY.  Company and Reich agree and acknowledge that, except as specifically set forth herein, Terner shall have no personal or individual liability under the Stock Purchase Documents or the transactions contemplated under the Stock Purchase Documents or the transactions contemplated thereto. Company and Reich further agree that Terner's liability herein is limited solely the Guarantee Amount plus interest costs and fees including reasonable attorney fees, and that Reich's damages in the event of a breach by Terner of this Agreement shall be limited to $1,000,000 plus interest, cost, and fees, including reasonable attorney fees as more specifically set forth in
Section 1 of this Guaranty.

     9. ARBITRATION. The parties firmly desire to resolve all disputes arising hereunder without resort to litigation in order to protect their respective business reputations and the confidential nature of certain aspects of their relationship. Accordingly, any controversy or claim arising out of or relating to this agreement or the breach thereof, shall be settled by arbitration as set forth below.

          9.1 All disputes in any manner arise out of or relate to this Agreement or the subject matter thereof, shall be resolved exclusively by arbitration in accordance with the provisions of this Section 10. Either party may commence arbitration by sending a written demand for arbitration to the other party, setting forth the nature of the controversy, the dollar amount involved, if any, and the remedies sought, and attaching a copy of this Section to the demand.

          9.2 The parties stipulate to arbitration before a single, mutually agreed upon arbitrator sitting on the Los Angeles, California Judicial Arbitration Mediation Services (JAMS) panel. In the event that the parties are unable to agree upon the person chosen as arbitrator within 30 days of the demand for arbitration, the arbitrator shall be selected in the sole discretion of the JAMS administrator. The arbitrator shall be a member of the California bar.

          9.3 The parties shall share all costs of arbitration. The prevailing party shall be entitled to reimbursement by the other party of such party's attorneys' fees, and costs and any arbitration fees and expenses incurred in connection with the arbitration hereunder.

          9.4 The substantive law of the State of California shall be applied by the arbitrator. All proceedings in arbitration shall be in accordance with the California Code of Civil Procedure, as amended, and the parties shall have the right to legal discovery in any matter submitted to arbitration in satisfaction of California Code of Civil Procedure Section 1283.05, as permitted by California Code of Civil Procedure Section 1283.1(b).

          9.5 Arbitration shall take place in Los Angeles, California unless the parties otherwise agree. As soon as reasonably practicable, a hearing with respect to the dispute or matter to be resolved shall be conducted by the arbitrator. As soon as reasonably practicable


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thereafter, the arbitrator shall arrive at a final decision, which shall be reduced to writing, signed by the arbitrator and mailed to each of the parties and their legal counsel.

          9.6 All decisions of the arbitrator shall be final, binding and conclusive on the parties and shall constitute the only method of resolving disputes or matters subject to arbitration pursuant to this Agreement. The arbitrator or a court of appropriate jurisdiction may issue a writ of execution to enforce the arbitrator's judgement. Judgement may be entered upon such a decision in accordance with applicable law in any court having jurisdiction thereof.

          9.7 Notwithstanding the foregoing, because time is of the essence of this Agreement, the parties specifically reserve the right to seek a judicial temporary restraining order, preliminary injunction, or other similar short term equitable relief, and grant the arbitrator the right to make a final determination of the parties' rights, including whether to make permanent or dissolve such court order.

          9.8 The decision and award of the arbitrator shall be kept confidential by the parties to the greatest extent possible. No disclosure of such decision or award shall be made by the parties except as required by law or as necessary or appropriate to effect the enforcement thereof.

          9.9 In the event of any dispute concerning this guaranty, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

     10.  MISCELLANEOUS.

          10.1 NOTICES. Any notice, demand, or communication required, permitted or desired to be given hereunder shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, addressed as follows:

          If to Company or Reich:  Melvin L. Reich, D.O.
                                   4603 Seashore Drive
                                   Newport Beach, CA 92663

          With a copy to:          George Wall, Esq.
                                   Palmieri, Tyler, Wiener,
                                   Wilhelm & Waldron, LLP
                                   2603 Main Street, #1300
                                   Irvine, CA 92714


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          If to Purchaser:         Prospect Medical Group, Inc.
                                   18200 Yorba Linda Blvd.
                                   Suite #409
                                   Yorba Linda, CA 92686
                                   Attn:     Gregg DeNicola, M.D.

          If to Terner:            Jacob Y. Terner, M.D.
                                   205 Chautauqua Blvd.
                                   Pacific Palisades, CA 90272


          10.2 GOVERNING LAW. This Agreement has been executed and delivered and shall be interpreted, construed, and enforced in accordance with the laws of the State of California.

          10.3 ENFORCEMENT. In the event that any party shall be required to enforce the terms of this Agreement, whether with or without arbitration, the prevailing party shall be entitled to recover the costs of such action, including reasonable attorneys' fees.

          10.4 ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter hereof and may not be amended except in writing signed by both of the parties hereto. No oral statements or prior written materials not specifically incorporated herein shall be of any force or effect.

          10.5 SEVERABILITY. In the event any provision of this Agreement is held to be unenforceable or void for any reason, the remainder of the Agreement shall be unaffected and shall remain in full force and effect in accordance with its terms, unless such unenforceability or voidness defeats an essential business term hereof.

          10.6 ASSIGNMENT. This Agreement and any of the rights of obligations of the parties hereunder shall be assignable only by Reich. Any other attempted assignment, transfer, pledge or hypothecation or other disposition of this Agreement or of any such rights, interests and benefits shall be null and void and without effect.

          10.7 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

          10.8 HEADINGS. The headings used herein are for convenience only and do not limit the contents of this Agreement.


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          10.9  COMPLIANCE WITH LAW.  The parties recognize that this Agreement at all times is to be subject to applicable state, local and federal law.

          10.10 WAIVERS. The waiver of any of the provisions hereof shall not be effective unless in writing and signed by the party intending to be bound thereby. The waiver by any party or any act to be performed hereunder will not constitute a waiver of any other act or identical act required to be performed at a later time.

     IN WITNESS WHEREOF, this Guaranty has been executed by the parties as of the day and year first above written.

                                   GUARANTOR



                                           /s/ Jacob Y. Terner, M. D.
                                   -----------------------------------------
                                   Jacob Y. Terner, M. D.


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